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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 1998



                            STEWART ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

             LOUISIANA                0-19508                72-0693290
   (State or other jurisdiction     (Commission           (I.R.S. Employer
         of incorporation)         File Number)          Identification No.)



                         110 VETERANS MEMORIAL BOULEVARD
                           METAIRIE, LOUISIANA  70005
               (Address of principal executive offices) (Zip Code)



                                 (504) 837-5880
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

     On April 17, 1998 the Company issued the following press release.






CONTACT:  Ronald H. Patron
          Stewart Enterprises, Inc.
          110 Veterans Memorial Boulevard
          Metairie, LA 70005
          504/837-5880

                                                      FOR IMMEDIATE RELEASE


STEWART ENTERPRISES OFFERS $200 MILLION OF REMARKETABLE OR REDEEMABLE SECURITIES DUE 2013

Metairie, Louisiana, April 17, 1998. . .Stewart Enterprises,  Inc.  (NASDAQ
NMS: STEI) announced today that it is offering to the public a total of $200 million of Remarketable Or Redeemable Securities (ROARS) due May 1, 2013. The offering is being underwritten by NationsBanc Montgomery Securities LLC, Bear, Stearns & Co. Inc. and Citicorp Securities, Inc.

The Company intends to use the net proceeds of approximately $204 million from the offering to reduce the balances outstanding on its revolving credit facilities, which amounts will then become available to the Company to fund its continuing acquisition program and for general corporate purposes. Closing is scheduled for April 24, 1998.

Founded in 1910, Stewart Enterprises, Inc. is the third largest provider of products and services in the death care industry in North America. The Company currently owns and operates 448 funeral homes and 132 cemeteries in North America, South America, Europe and the Pacific Rim.

                                    ###



                                   SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          STEWART ENTERPRISES, INC.




April 17, 1998                            /s/ KENNETH C. BUDDE
                                          -------------------------------
                                          Kenneth C. Budde
                                          Senior Vice President-Finance
                                          Secretary and Treasurer
                                          (Principal Accounting Officer)




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